EXHIBIT 32.2
Statement Pursuant to Section 906 the Sarbanes-Oxley Act of 2002
By
Principal Executive Officer and Principal Financial Officer
Regarding Facts and Circumstances Relating to Exchange Act Filings
Dated: August 10, 2011
I, William J. Buchanan, Controller of Superconductor Technologies Inc, herby certify, to my knowledge, that:
1. the accompanying Annual Report on Form 10-Q of Superconductor Technologies for the Quarterly period ended July 2, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934, as amended; and
2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Superconductor Technologies Inc.

/s/ William J. Buchanan
William J. Buchanan
Chief Financial Officer